UNITED STATES

SECURITIES AND

EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-A/A-2
______________
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR
(g) OF THE SECURITIES EXCHANGE ACT

OF 1934
CAL-MAINE FOODS, INC.
(Exact name of registrant as specified in its charter)
Delaware 64-0500378
(State or other jurisdiction of incorporation) (I.R.S. Employer Identification No.)
1052 Highland Colony Pkwy, Suite 200
Ridgeland, Mississippi
Monroe,

39157
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered
Common Stock, par value $0.01 per share
Name of each exchange on which each
class is to be registered
The NASDAQ Stock Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

[ ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

[ ]
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

N/A
Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE
Cal-Maine Foods, Inc., a

Delaware corporation (the

“Company”), hereby amends

and restates its

Registration Statement on

Form
8-A/A-1 (File No. 001-38695), filed with the Securities and Exchange Commission on October 9, 2018, to update its description
of securities and exhibits.
Item 1.

Description of Registrant’s Securities to be Registered.
The description of

the common stock,

par value $0.01

per share (the

“Common Stock”) of

the Company is

included under the
section

titled “
Description of

Capital Stock
”

contained in

the definitive

Information Statement

on

Schedule 14C

filed by

the
Company with the U.S. Securities and Exchange Commission on March 7, 2025, which is incorporated herein by reference. The
Common Stock

is registered

pursuant to

Section 12(b)

of the

Securities Exchange

Act of

1934, as

amended, as

the Common
Stock is and has been listed for trading on The NASDAQ Stock Market since December 1996.
The description of the

Common Stock is qualified in

its entirety by reference

to the full text

of the Company’s

Third Amended
and Restated Certificate of Incorporation and

the Company’s Amended and Restated Bylaws, which are

filed as Exhibits 4.1 and
4.2 hereto and incorporated herein by reference.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:
EXHIBIT INDEX
Exhibit No. Description
4.1
Third

Amended

and

Restated Articles

of

Incorporation

of

Cal-Maine

Foods,

Inc.

(incorporated

by
reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on March 27, 2025)
4.2
Amended and

Restated Bylaws

of Cal-Maine

Foods, Inc.

(incorporated by

reference to

Exhibit 3.2

of
the Registrant’s Current Report on Form 8-K, filed on March 27, 2025)
4.3
Specimen Stock

Certificate (incorporated

by reference

to Exhibit

4.1 of

the Registrant’s

Registration
Statement on Form S-1 filed on October 25, 1996, Registration No. 333-14809)
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements for

the Securities Exchange Act of 1934, the

registrant has duly caused this

report to be signed

on
its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.
Date: March 27, 2025
By:

/s/ Max P. Bowman

Max P. Bowman

Director, Vice President, and Chief Financial Officer